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                                                                   EXHIBIT 23(I)

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Thomas & Betts Corporation

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG PEAT MARWICK LLP

Memphis, Tennessee
November 6, 1996